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XenoPort, Inc.

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VOTE “FOR ALL” OF THE XENOPORT NOMINEES ON THE WHITE CARD TODAY

May 9, 2014

Dear Fellow XenoPort Stockholder:

You have an important choice to make at the upcoming Annual Meeting of Stockholders on June 11, 2014.

We believe that XenoPort has the right Board, the right leadership, and the right strategy to realize the full potential of XenoPort’s assets and enhance stockholder value.

Therefore, we believe the right choice is for stockholders to vote on the WHITE proxy card “FOR ALL” of XenoPort’s director nominees: Ronald W. Barrett, Ph.D., Jeryl L. Hilleman and Wendell Wierenga, Ph.D., “FOR” Proposals 2 through 4 and 9 through 14 and “AGAINST” Clinton Proposals 5 through 8.

Your vote is important. We encourage you to make your voice heard by voting online, by telephone, or by signing and dating the enclosed WHITE proxy card today.

We urge you not to return any gold proxy card – even as a sign of protest – that is sent to you by Clinton Relational Opportunity Master Fund, L.P. and its affiliates (“Clinton”).

YOUR BOARD OF DIRECTORS AND MANAGEMENT TEAM ARE EXECUTING

A STRATEGIC PLAN THAT IS WORKING

Recent results demonstrate that we are continuing to execute successfully our strategic plan. We remain on track to optimize XenoPort’s assets and while we are disappointed in the performance of our stock price, we believe the actions we are taking will lead to enhanced stockholder value.

We believe we continue to make meaningful progress on our commercialization efforts for HORIZANT® (gabapentin enacarbil) Extended-Release Tablets. As depicted in the graph below, only 10 months after re-introducing HORIZANT into selected markets, prescription trends have surpassed the results of our previous partner with substantially fewer resources.

Building on this momentum:

•	Under XenoPort’s commercialization efforts, the nationwide total of HORIZANT prescribed pills for the first quarter of 2014 increased by 15% over the fourth quarter of 2013 and increased by 25% compared to the first quarter of 2013. Total prescribed pills in territories where XenoPort is promoting HORIZANT increased by 20% for the first quarter of 2014 compared to the fourth quarter of 2013 and increased by 64% compared to the first quarter of 2013. Promotional efforts are driving results. In areas of the country where XenoPort is not promoting HORIZANT, total prescribed pills for the first quarter of 2014 increased by only 2% compared to the fourth quarter of 2013 and decreased by 30% over the first quarter of 2013.

•	Recently, we also presented new data for gabapentin enacarbil, the active ingredient in HORIZANT, at the Annual Scientific Meeting of the American Pain Society (APS) and, separately, at the Annual Meeting of the American Academy of Neurology (AAN). The data included new post-hoc analyses of results from the gabapentin enacarbil clinical trial program. The data included efficacy analysis in important sub-populations of patients, the duration of efficacy throughout the full day and head-to-head data comparing certain side effects for HORIZANT with another product of the same drug class.

Given the growth trends for HORIZANT, the new data analyses that support its benefit/risk profile, the positive feedback we continue to receive from physicians who prescribe HORIZANT and the digital direct-to-consumer campaign that has now resulted in 1.5 million visits to the HORIZANT website, we believe we are on the right track to realize the value of this asset for XenoPort stockholders.

At the same time, your Board and management team are closely monitoring the progress of our HORIZANT commercialization strategy. We continue to engage in discussions with potential partners, and we will adjust our plans as appropriate to ensure that we meet our goal of maximizing HORIZANT’s value and its contribution to increasing stockholder value.

Recent data on XP23829 reinforces our belief in its potential. Your Board and management team are focused on continuing to advance the development of XP23829 as quickly as is appropriate and possible.

•	At the AAN meeting in April, we presented data including the results from a clinical trial evaluating the safety, tolerability and pharmacokinetics of XP23829. These data support the advancement of this product candidate into Phase 2 development in moderate-to-severe chronic plaque type psoriasis patients, a program that we believe will ultimately guide selection of doses for a potential Phase 3 program in moderate-to-severe chronic plaque type psoriasis and/or relapsing forms of multiple sclerosis (MS).

•	We also submitted an Investigational New Drug (IND) application to the U.S. Food and Drug Administration (FDA) Division of Dermatology and Dental Products for XP23829 as a potential treatment for moderate-to-severe chronic plaque type psoriasis. Assuming clearance of the IND, we plan to initiate a Phase 2 clinical trial of XP23829 for this indication by mid-2014. Previous XP23829 clinical studies were conducted under an active IND with the FDA Division of Neurology Products as a potential treatment for relapsing forms of MS.

In addition, we continue to engage in discussions with potential partners regarding the development and commercialization of XP23829.

XENOPORT HAS THE RIGHT BOARD AND TEAM IN PLACE TO EXECUTE ITS

STRATEGY AND DELIVER LONG-TERM VALUE

Your Board is comprised of nine highly-qualified and proven leaders, including eight independent directors and XenoPort’s Chief Executive Officer, Ronald W. Barrett, Ph.D. Your directors are active, engaged and focused on stockholder value.

XenoPort’s directors have experience in:

•	Leading other biotechnology and pharmaceutical companies, with several independent members of your Board serving as Chief Executive Officer of other successful biopharmaceutical companies;

•	Biopharmaceutical operations, strategic planning and oversight, research and product development, manufacturing, regulatory, compliance, sales and marketing, risk oversight, and quality;

•	Investing in, partnering and growing healthcare companies;

•	Finance, auditing, accounting and investment banking in the life sciences and healthcare industries; and

•	Developing fund raising and capital allocation strategies, and in evaluating and setting compensation and corporate governance policies and practices.

As detailed in our previous letter to you, your Board’s broad-based and relevant expertise is reflected in the Company’s nominees for election:

•	Dr. Barrett has more than 20 years of executive management experience in the pharmaceutical industry. As a founder and the Chief Executive Officer of the Company, Dr. Barrett’s leadership and strategic direction have led to XenoPort’s discovery and development of numerous novel product candidates, including XP23829, and have enabled XenoPort to evolve from a pure research-based company to an integrated pharmaceutical company with development and commercialization capabilities.

•	Ms. Hilleman, Chair of XenoPort’s Audit Committee, has over 30 years of finance, marketing and investment expertise and an impressive history of executive leadership with over 20 years of service as Chief Financial Officer of both private and public companies. As a result of this work, as well as her support on XenoPort’s ongoing accounting and financial compliance needs, Ms. Hilleman possesses important knowledge of XenoPort’s financials that we believe no replacement as Audit Chair could provide.

•	Dr. Wierenga brings over 40 years of successful leadership of pharmaceutical and biopharmaceutical companies, including executive leadership of pharmaceutical research, clinical development and regulatory functions for national and multi-national corporations, as well as past and current service on the Boards for several successful publicly-traded biopharmaceutical companies. As a member of XenoPort’s Board, he has substantial experience with the development of the Company’s long-term strategies that have led to the XP23829 development program as well as to the commercialization of HORIZANT.

CLINTON’S THESIS FOR XENOPORT DEMONSTRATES A FUNDAMENTAL

MISUNDERSTANDING OF THE BIOTECH INDUSTRY AND XENOPORT’S ASSETS

IF IMPLEMENTED, CLINTON’S AGENDA COULD NEGATIVELY IMPACT

STOCKHOLDER VALUE

Clinton has made misleading and unsubstantiated claims regarding XP23829, including wrongly touting that a simple increase in funding will accelerate its development and regulatory approval. Drug development is a step-wise and regulated process that requires much more than an ability to write a check. The aggregate investment in product candidates is a function of the stage of development of the product candidates.

More than simple investment, moving successfully through the drug development and regulatory review process also requires experience and technical expertise, and in this regard, your Board has a proven record of success. For example:

•	Dr. Barrett was an instrumental contributor to the FDA approval of HORIZANT and directed the recent re-acquisition and commercial re-launch of this product.

•	Dr. Wierenga has participated in the submission of over 70 Investigational New Drug applications and in the filing of 16 New Drug Applications/Biologics License Applications, which have led to the launch of 16 FDA-approved drug products including LIPITOR, NEURONTIN and most recently UCERIS.

It is disingenuous for Clinton to assert that XenoPort has had no significant commercial success since its initial public offering in 2005.

•	Clinical development is an inherently challenging and risky endeavor. The Dimasi study[1] reports that there is only a 13% likelihood that a small molecule drug candidate that enters clinical development will ever be approved.

•	XenoPort has received FDA approval for HORIZANT for two indications, and is achieving positive sales trends since the commercialization rights were reacquired just 10 months ago.

Clinton’s claim that HORIZANT has no proven differentiation in the market is wrong and ignores FDA prescribing information, published studies and treatment guidelines.

•	The low dose, dosing frequency, titration schedule and pharmacokinetics of HORIZANT are clearly different from other products in the same class. The prescribing information of HORIZANT clearly states that it is not interchangeable with other gabapentin products because of differing pharmacokinetic profiles.

•	There are two publications that report the results of clinical trials in patients who were switched from gabapentin to HORIZANT, and at the recent AAN meeting, clinical trial data was presented comparing certain side effects of HORIZANT with another product in the same class.

•	HORIZANT has been included in new treatment guidelines from well-respected organizations. These guidelines include analyses of level of evidence and make specific recommendations for the choice of drug therapy for patients.

We encourage you to review HORIZANT’s FDA approved prescribing information, HORIZANT clinical trial publications and published treatment guidelines. Clinton’s assertion that HORIZANT has no proven differentiation is not supported by the information and facts in these sources.

Clinton’s agenda could negatively impact your company and stockholder value. We believe that replacing your directors with Clinton’s nominees would remove expertise and experience that is critical to the continued execution of the Company’s strategic plans.

Based on Clinton’s public statements, we are also concerned that if Clinton’s nominees are elected, they may pursue Clinton’s agenda of immediately discontinuing the commercialization of HORIZANT. Particularly given the progress we are seeing with the commercialization of HORIZANT, we believe Clinton’s decision to stop these efforts would be contrary to the interests of all XenoPort stockholders and may short circuit XenoPort’s ability to maximize the overall potential of this asset.

[1]	Dimasi et al., Clinical Pharmacology & Therapeutics 87, 272-277 (March 2010)

PROTECT YOUR INVESTMENT - VOTE THE WHITE PROXY CARD TODAY.

We are confident your Board has the skills and expertise necessary to oversee the continued execution of XenoPort’s strategic plans, realize the full potential of XenoPort’s assets, and enhance stockholder value.

We urge you to protect your investment by voting the enclosed WHITE proxy card today “FOR ALL” of XenoPort’s nominees: Ronald W. Barrett, Ph.D., Jeryl L. Hilleman and Wendell Wierenga, Ph.D., “FOR” Proposals 2 through 4 and 9 through 14 and “AGAINST” Clinton Proposals 5 through 8.

On behalf of your Board of Directors and management team, we thank you for your continued support.

Sincerely,

Ronald W. Barrett, Ph.D.	John G. Freund, M.D.
Chief Executive Officer	Lead Independent Director

Forward-Looking Statements

This communication contains “forward-looking” statements, including, without limitation, all statements related to the potential value of XenoPort’s assets and XenoPort’s ability to achieve its goal of enhancing stockholder value through the execution of its strategic plan, including all statements related to the commercial and value opportunity for HORIZANT and the suitability of XP23829 as a potential treatment for psoriasis or relapsing forms of MS; XenoPort’s ability to build value in HORIZANT through, and the potential of, its targeted educational efforts; XenoPort’s current strategy for advancing the XP23829 clinical development program, including the initiation or conduct of planned or potential future clinical trials and the timing thereof, including XenoPort’s expectations with respect to a potential Phase 3 development program for XP23829; potential partnering efforts for XP23829 and/or HORIZANT; and other statements that are not historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believe,” “could,” “hope,” “may,” “plan,” “potential,” “will,” “would” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon XenoPort’s current expectations. Forward-looking statements involve risks and uncertainties. XenoPort’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation: risks related to XenoPort’s lack of commercialization experience and its ability to successfully market and sell HORIZANT, including XenoPort’s ability to maintain sales, marketing, distribution, supply chain and other sufficient capabilities to sell HORIZANT; XenoPort’s dependence on the success of its strategies for HORIZANT commercialization, promotion and distribution, as well as its ability to successfully execute on these activities and to comply with applicable laws, regulations and regulatory requirements; the competitive environment for and the degree of market acceptance of HORIZANT; obtaining appropriate pricing and reimbursement for HORIZANT in an increasingly challenging environment; the difficulty and uncertainty of pharmaceutical product development and the uncertain results and timing of clinical trials and other studies, including the risk that success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful; XenoPort’s ability to successfully advance XP23829 development and to conduct or initiate clinical trials in the anticipated timeframes, or at all; the uncertainty of the FDA’s review process and other regulatory requirements, including the risk that FDA action, including with respect to the investigational new drug application for XP23829, would delay or prevent the initiation of future clinical trials of XP23829; XenoPort’s need for and the availability of resources to develop XP23829 and to support XenoPort’s operations; XenoPort’s dependence on future collaborative partners; the uncertain therapeutic and commercial value of HORIZANT and XP23829; as well as risks related to future opportunities and plans, including the uncertainty of future operating results. These and other risk factors are discussed under the heading “Risk Factors” in XenoPort’s Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission on February 28, 2014 and its future filings and reports, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. XenoPort expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

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Important Additional Information and Where to Find It

XenoPort, Inc., its directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders in connection with XenoPort’s 2014 Annual Meeting of Stockholders. XenoPort has filed with the SEC and provided to its stockholders a definitive proxy statement and a WHITE proxy card in connection with such solicitation. XENOPORT STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS) AND THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Information regarding the names of XenoPort’s directors and executive officers and their respective interests in XenoPort by security holdings or otherwise is set forth in XenoPort’s definitive proxy statement for the 2014 Annual Meeting of Stockholders, filed with the SEC on April 22, 2014, including Appendix B thereto.

The definitive proxy statement (and amendments or supplements thereto) and the accompanying WHITE proxy card, and any other relevant documents and other material filed by XenoPort with the SEC, are or will be available for no charge at the SEC’s website at www.sec.gov and at XenoPort’s investor relations website at http://investor.xenoport.-com/index.cfm. Copies may also be obtained free of charge by contacting XenoPort Investor Relations by mail at 3410 Central Expressway, Santa Clara, California 95051 or by telephone at (408) 616-7200.